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                                  EXHIBIT 21.1

                       LIST OF SUBSIDIARIES OF THE COMPANY

                      THE MAJOR AUTOMOTIVE COMPANIES, INC.

                             MAJOR ACQUISITION CORP.
                          Major Automotive Group, Inc.
                              Major Chevrolet, Inc.
                    Major Chrysler Plymouth Jeep Eagle, Inc.
                                Major Dodge, Inc.
                                 Major Kia, Inc.

                      MAJOR AUTOMOTIVE OF NEW JERSEY, INC.
                          Compass Lincoln-Mercury, Inc.
                               Compass Dodge, Inc.

                          MAJOR ORANGE PROPERTIES, LLC

                          MAJOR AUTOMOTIVE REALTY CORP.

                              HEMPSTEAD MAZDA, INC.

                               MAJOR NISSAN, INC.

                      MID-ATLANTIC TELECOMMUNICATIONS, INC.

                           MAJOR FLEET & LEASING CORP.

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